                                                                   EXHIBIT 10.23



PLEDGE AGREEMENT
(STOCKS, BONDS AND COMMERCIAL PAPER)

         THIS PLEDGE AGREEMENT, dated as of this 16th day of November, 2001, is made by Escalon Medical Corp. (the "PLEDGOR"), with an address at 351 E. Conestoga Road, Wayne, Pennsylvania 19087, in favor of PNC BANK, NATIONAL ASSOCIATION (the "SECURED PARTY"), with an address at 1600 Market Street, Philadelphia, Pennsylvania 19102.

         1. PLEDGE. In order to induce the Secured Party to extend and/or restructure the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party, and to all other direct or indirect subsidiaries of PNC Bank Corp., all of the Pledgor's right, title and interest in and to the investment property and other assets described in Exhibit A attached hereto and made a part hereof, together with all certificates relating thereto and all options or rights of any nature whatsoever that may be issued or granted to the Pledgor while this Pledge Agreement is in effect and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds and all income, interest, dividends and other distributions thereon (the "COLLATERAL"). If the Collateral includes certificated securities, such certificates are herewith delivered to the Secured Party accompanied by duly undated executed blank stock powers. The Pledgor hereby authorizes the transfer of possession of all certificates and other evidence of the Collateral to the Secured Party.

         2. OBLIGATIONS SECURED. The Collateral secures payment of all loans, advances, debts, liabilities, obligations, covenants and duties owing from the Pledgor to the Secured Party or to any other direct or indirect subsidiary of PNC Bank Corp., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Secured Party's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (collectively, the "OBLIGATIONS").

         3. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants to the Secured Party as follows:

                  3.1 There are no restrictions on the pledge or transfer of any of the Collateral, other than, with respect to the pledge of stock in IntraLase, Inc., restrictions referenced on the face of any certificates evidencing the Collateral.

                  3.2 The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor.

                  3.3 The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above; and the Pledgor will not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral.

                  3.4 The Pledgor has the right to transfer the Collateral free of any encumbrances and the Pledgor will defend the Pledgor's title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained.

                  3.5 The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral as set forth herein.



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

         4. COVENANTS. No part of the proceeds of the Obligations has been or may be used to purchase or carry "margin stock" within the meaning of Regulation U of the Federal Reserve Board.

         5. DEFAULT.

                  5.1 If any of the following occur (each an "EVENT OF DEFAULT"): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder which is not cured within fifteen (15) days after the earlier of Pledgor's knowledge thereof and receipt by Pledgor of a written notice thereof from the Secured Party, (v) any written representation or warranty made or furnished by Pledgor to Secured Party is false, erroneous or misleading in any material respect as and when made, (vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral unless such failure is solely the result of Secured Party failing to maintain possession of the certificates evidencing the Collateral or (vii) any restriction is imposed on the pledge or transfer of any of the Collateral after the date of this Agreement without the prior written consent of the Secured Party, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.

                  5.2 (a) At any bona fide public sale, and to the extent permitted by law, at any private sale, the Secured Party shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 or any other applicable exemption available under such Act. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Secured Party may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, ten (10) days written notice sent to the Pledgor at its address specified above will be reasonable.

                           (b) The Pledgor recognizes that the Secured Party may
be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "ACT"), so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  5.3 The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor will be liable therefor to the Secured Party. Nothing contained herein will obligate the Secured Party to proceed against any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.

                  5.4 If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Secured Party. The provisions of this section will be and remain effective notwithstanding the release of any of the Collateral by the Secured Party in reliance upon such payment (in



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

which case the Pledgor's liability will be limited to an amount equal to the fair market value of the Collateral determined as of the date such Collateral was released) and any such release will be without prejudice to the Secured Party's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section shall survive the termination of this Pledge Agreement.

         6. VOTING RIGHTS AND TRANSFER. Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Pledgor.

         7. DIVIDENDS, INTEREST AND PREMIUMS. The Pledgor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to the Pledgor as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest, premiums and other distributions declared or paid on the Collateral, all of which shall be subject to the Secured Party's rights under Section 5 above.

         8. FURTHER ASSURANCES. At any time and from time to time, upon demand of the Secured Party, the Pledgor will give, execute, file and record any notice, financing statement, continuation statement, instrument, document or agreement that the Secured Party may reasonably consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, following an Event of Default the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's attorney-in-fact to do all acts and things in the Pledgor's name that the Secured Party may deem necessary or desirable. This power of attorney is coupled with an interest with full power of substitution and is irrevocable. The Secured Party is authorized to file financing statements, continuation statements and other documents under the Uniform Commercial Code relating to the Collateral without the Pledgor's signature, naming the Pledgor as debtor and the Secured Party as secured party.

         9. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt to the Pledgor or the Secured Party. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the address set forth above or to such other address as either the Pledgor or the Secured Party may give to the other in writing for such purpose.

         10. PRESERVATION OF RIGHTS.

                  (a) No delay or omission on the Secured Party's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party's action or inaction impair any such right or power. The Secured Party's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

                  (b) The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor unless otherwise expressly required pursuant to the terms of the Obligations, and without impairing or releasing, discharging or modifying the Pledgor's liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Pledgor in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or
(vi) take such actions and exercise such remedies hereunder as provided herein. The Pledgor hereby waives (a) presentment, protest, notice of dishonor and notice of non-payment, and (b) all defenses based on suretyship or impairment of collateral.



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         11. ILLEGALITY. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         12. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor therefrom will be effective unless made in a writing signed by the Secured Party and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

         13. ENTIRE AGREEMENT. This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

         14. SUCCESSORS AND ASSIGNS. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party's prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

         15. INTERPRETATION. In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation." Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose. If this Pledge Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.

         16. INDEMNITY. The Pledgor agrees to indemnify each of the Secured Party, its directors, officers and employees and each legal entity, if any, who controls the Secured Party (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Pledge Agreement and under any Control Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement. The Pledgor may participate at its expense in the defense of any such claim.

         17. GOVERNING LAW AND JURISDICTION. This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party's office indicated above is located. THIS PLEDGE AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PARTY'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Secured Party's office indicated above is located; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.

         18. WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.



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THE PLEDGOR ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF
THIS PLEDGE AGREEMENT, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:                              ESCALON MEDICAL CORPORATION


  /s/                                          By: /s/
---------------------------------                  --------------------  -------
                                                                          (SEAL)

Print Name: H.M. Rimmer                        Print Name: Richard J. DePiano
            ---------------------                          ---------------------

Title: SVP Finance                             Title:    CEO
       --------------------------                     --------------------------
(Include title only if an officer
 of entity signing to the right)



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                          EXHIBIT A TO PLEDGE AGREEMENT

                          DESCRIPTION OF PLEDGED STOCK





                                                                                      PERCENTAGE OF
           ISSUER                    TYPE OF SHARES       NUMBER OF SHARES         OUTSTANDING SHARES

Escalon Vascular Access, Inc.            Common                 1,000                     100%

Escalon Pharmaceutical, Inc.             Common                 1,000                     100%

Sonomed, Inc.                            Common               2,717,000                   100%

Escalon Digital Vision, Inc.             Common                  100                      100%

IntraLase, Inc.                          Common                350,000                     N/A




                                                FORM 11A - MULTISTATE REV. 10/99